SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

GALAXY NUTRITIONAL FOODS, INC., a Delaware corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

(Galaxy Logo)

GALAXY NUTRITIONAL FOODS, INC.

2441 Viscount Row
Orlando, Florida 32809

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Thursday, December 13, 2001

To the Shareholders:

      The Annual Meeting of Shareholders of Galaxy Nutritional Foods, Inc. (the “Company”), will be held Thursday, December 13, 2001 at 10:00 a.m. at the Company’s headquarters, located at 2441 Viscount Row, Orlando, Florida for the following purposes:

1. To fix the number of directors at four and to elect a Board of Directors for the ensuing periods.

2. To consider and vote upon an amendment to the Company’s 1991 Employee Stock Purchase Plan as amended, to increase the number of shares which employees are eligible to purchase from 358 shares to 500 shares per six-month period.

3. To consider and vote upon an amendment to the Company’s 1996 Stock Plan to increase the number of shares of Common Stock subject thereto;

4. To ratify the retention of BDO Seidman, LLP as the independent auditors of the Company for the fiscal year ended March 31, 2002.

5. To transact such other business as may properly come before the meeting and any adjournment thereof.

      Shareholders of record at the close of business on November 8, 2001 will be entitled to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Julie A. Morini

Julie A. Morini
Corporate Secretary

Orlando, Florida
November 12, 2001

      SHAREHOLDERS ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO
PROPOSAL THREE
PROPOSAL FOUR
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
LEGAL PROCEEDINGS
OTHER BUSINESS
EXPENSES AND SOLICITATION
SHAREHOLDER PROPOSALS

GALAXY NUTRITIONAL FOODS, INC.

2441 Viscount Row
Orlando, Florida 32809

NOVEMBER 8, 2001

PROXY STATEMENT

FOR
THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held Thursday, December 13, 2001

       Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Galaxy Nutritional Foods, Inc. (the “Company”), a Delaware corporation, for the use at the Annual Meeting of Shareholders to be held Thursday, December 13, 2001 at 10:00 a.m. at the Company’s headquarters, located at 2441 Viscount Row, Orlando, Florida.

      Only shareholders of record as of November 8, 2001 will be entitled to vote at the meeting and any adjournment thereof. As of November 8, 2001, 10,622,908 shares of Common Stock, par value $.01 per share, of the Company were issued and outstanding. Each share of Common Stock outstanding as of the record date will be entitled to one vote, and shareholders may vote in person or by proxy. Execution of a proxy will not, in any way, affect a shareholders’ right to revoke it by written notice to the Secretary of the Company at any time before it is exercised or by delivering a later executed proxy to the Secretary of the Company at any time before the original proxy is exercised. This proxy statement and the form of proxy were first mailed to shareholders on or about November 12, 2001.

      All properly executed proxies returned in time to be cast at the meeting will be voted and, with respect to the election of a Board of Directors, will be voted as stated below under “Election of Directors”. Any shareholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee’s name in the space provided on the proxy. In addition to the election of directors, the shareholders will consider and vote upon (i) a proposal to amend the Company’s 1991 Employee Stock Purchase Plan as amended, to increase the number of shares which employees are eligible to purchase from 358 shares to 500 shares per six-month period, (ii) an amendment to the Company’s 1996 Stock Plan to increase the number of shares of Common Stock subject thereto and (iii) a proposal to ratify the retention of BDO Seidman, LLP as the Company’s auditors for the fiscal year ending March 31, 2002. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification, and will be voted FOR if no specification is indicated.

      The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote might be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

PROPOSAL ONE

ELECTION OF DIRECTORS

      A full board of four directors of the Company will be elected to serve until the next annual meeting of shareholders and until their successors shall have been elected and qualified. All of the nominees are currently serving as directors of the Company, all have consented to being named herein and all have indicated their intention to serve as directors of the Company, if elected.

      Unless you specify otherwise, your proxy will be voted to fix the number of directors for the ensuing year at four and for the election of the nominees named below, all of whom are now Directors. If any nominee becomes unavailable, your proxy will be voted for a new nominee designated by the Board unless the Board reduces the number of directors to be elected. The Board of Directors knows of no reason why any nominee should be unable or unwilling to serve, but if such be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number.

      The nominees for the Board of Directors are:

ANGELO S. MORINI
Age:	59
First Elected:	1987
Experience:	Galaxy Foods Company — Chairman of the Board of Directors, President, and Chief Executive Officer (since 1987); Galaxy Cheese Company — President (1980-1987), General Manager (1972-1980)

DOUGLAS A. WALSH
Age:	56
First Elected:	1992
Experience:	Practicing physician specializing in Family Practice and Sports Medicine (Since 1970); Family Doctors physician group (1984 to present); Mahoning County, Ohio — Health Commission (1971-1984); U.S. Air Force 911 Tac Clinic, Pittsburgh, Pennsylvania — Clinic Commander (1983-1985); Patrick Air Force Base, Cocoa Beach, Florida — Flight Surgeon (1985-1988).

MARSHALL K. LUTHER
Age:	48
First Elected:	1996
Experience:	Tropicana Products, Inc. — Senior Vice President, Marketing (1993-1995); General Mills International Restaurants — various marketing positions (1975-1992).

JOSEPH JULIANO
Age:	51
First Elected:	1999
Experience:	Pepsi-Cola Company — various management positions (1973-1988); Pepsi Cola Company Bottling Operations — management (1988-1991); Pepsi Cola North America — Vice President of Prestige, Sports and Gaming (1991-1998), Vice President of Entertainment Sales (1998-present).

      All elected Directors will serve until the next annual meeting for and until their successors are elected and qualified. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes. If for any reason any nominee should, prior to the annual meeting, become unavailable for election as a director, an event not now anticipated, the proxies will be voted for such substitute nominee, if any, as may be recommended by the Board. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

PROPOSAL TWO

TO AMEND THE COMPANY’S 1991 EMPLOYEE STOCK

PURCHASE PLAN AS AMENDED, TO INCREASE THE NUMBER OF SHARES WHICH
EMPLOYEES ARE ELIGIBLE TO PURCHASE FROM 358 SHARES TO 500 SHARES PER SIX-MONTH PERIOD

General

      On December 10, 1991, the Board of Directors adopted the Company’s 1991 Employee Stock Purchase Plan (the “Purchase Plan”). The shareholders approved the Purchase Plan on January 31, 1992. On February 10, 2000, shareholders voted to approve an amendment to the Purchase Plan extending the expiration date of the Purchase Plan to January 31, 2006, and increasing the number of shares subject to the Plan to 85,714 shares.

      The purpose of the Purchase Plan is to provide an incentive to, and to encourage stock ownership by, all eligible employees of the Company by providing them the opportunity to purchase shares at a discount so that they may share in the growth of the Company, as well as encourage eligible employees to remain in the employ of the Company. As of the date hereof, assuming the continuation of the Purchase Plan, approximately two hundred employees were eligible to participate in the Purchase Plan.

Participant Eligibility

      All employees of the Company who have completed six months of employment and are customarily employed for more than 20 hours per week and more than five months per calendar year are shall be eligible to receive options under the Purchase Plan to purchase the Company’s Common Stock. Directors who are not employees of the Company shall not be eligible to receive options under the Purchaser Plan. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company.

Purchase of Common Stock Under the Purchase Plan

      The opportunity to purchase Common Stock is provided every six (6) months, commencing each March 1 and September 1. Eligible employees participate by filing written election to contribute between 2% and 10% of their total compensation. All contributions are made by payroll deduction. An eligible employee can purchase a maximum of 716 shares of common stock in a single plan year (a maximum of 358 shares during each six month purchase period). However, a participating employee may not in any event purchase Common Stock having a value of more than $25,000 (based on the value of the Common Stock at the beginning of each six month purchase period) in an individual calendar year. The Company retains all withheld funds, without crediting any interest, pending the issuance of Common Stock. Common Stock purchased under the Purchase Plan is distributed to purchasing employees, in the form of stock certificates evidencing those shares so purchased, as soon as practicable following the close of each six month purchase period. Withholding in excess of the amounts capable of being used under the Purchase Plan to purchase Common Stock is refunded to the participating employees from whom such amounts were withheld, after the purchase of Common Stock is completed.

      The purchase price at which Common Stock is sold to participating employees under the Purchase Plan is equal to the lesser of (a) 85% of the average market price of the Company’s Common Stock on the first business day of the Payment Period, or (b) 85% of the average market price of the Company’s Common Stock on the last business day of the Payment Period. The Purchase Plan is intended to function as an employee stock purchase plan under Section 423 of the Internal Revenue Code; accordingly, participating Company employees who purchase shares of Common Stock at a discount are not subject to federal taxation on the value of such discount (generally, 15% of fair market value), unless and until they either dispose of such shares or die while holding such shares.

Federal Income Tax Consequences

      The following is a brief summary of the general federal income tax consequences to participants and the Company of participation in the Purchase Plan. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences, nor does it describe consequences based on particular circumstances. For these reasons, each participant should consult with a tax advisor as to specific questions relating to tax consequences of participation in the Purchase Plan.

      The option to purchase Common Shares granted under the Purchase Plan will constitute an option issued pursuant to Section 423 of the Internal Revenue Code. If Common Stock is purchased under the Purchase Plan, and no disposition of this Common Stock is made within two years after the date of the granting of the option, nor within one year after the transfer of the shares of Common Stock for that option to the participant, then no income will be realized by the participant at the time of the transfer of the Common Stock to such participant. For this favorable tax treatment to apply, the participant must be an employee of the Company (or an affiliate) when granted the option and for the period from that date to the date within three months before the option is exercised. In the event of the exercise of the option by a participant’s estate after the death of such participant, no income will be realized at the time of the transfer of the Common Stock to such participant’s estate. When a participant or his estate sells or otherwise disposes of the amount equal to the lesser of (a) the excess of the fair market value of the Common Stock on the date the option was granted over the option price, or (b) the amount by which the fair market value of the Common Stock at the time of disposition or death exceeds the purchase price for the Common Stock. Any additional gain would be treated for tax purposes as long-term capital gain, provided that the participant holds the Common Stock for the applicable long-term capital gain holding period.

      If a participant disposes of the Common Stock within either the one-or-two year period described above, such participant would realize ordinary income in the year of disposition in an amount equal to the difference between the purchase price and the fair market value of the Common Stock at option exercise. Any difference between the amount received upon such a disposition and the fair market value of the Common Stock at option exercise would be treated as a capital gain or loss, as the case may be.

      The Company is not allowed a deduction for federal income tax purposes in connection with the grant or exercise of the option to purchase Common Stock under the Purchase Plan, provided there is no disposition of Common Stock by a participant within either the one or two year period described above. If such disposition occurs within either of these two periods, the Company will be entitled to a deduction in the same amount and at the same time that the participant realized ordinary income.

Purchase Plan Benefits

      Participation in the Purchase Plan is voluntary. Each eligible employee will make his or her own election whether and to what extent to participate in the Purchase Plan. It is therefore not possible to determine the benefit or amounts that will be received in the future by individual employees or groups of employees under the Purchase Plan.

Withdrawal from the Plan

      An employee may withdraw from the Plan in whole but not in part at any time prior to the last business day of each Payment Period by delivering a withdrawal notice to the Company, in which event the Company will promptly refund the entire balance of the employee’s deductions not previously used to purchase stock under the Plan. To re-enter the Plan, an employee who has previously withdrawn must file a new authorization at least ten (10) days before the beginning date of the next Payment Period. The employee’s re-entry into the Plan cannot, however, become effective before the beginning of the next Payment Period following his/her withdrawal. Separation from employment from the Company for any reason will be treated automatically as a withdrawal from the Purchase Plan.

Termination and Amendments to the Plan

      Under its terms, the Purchase Plan is to terminate once all or substantially all of the 85,714 shares of Common Stock reserved for issuance under the Plan have been purchased. Unless sooner terminated or otherwise extended, the expiration of the Purchase Plan is January 31, 2006. The Company’s Board of Directors has the right to terminate the Purchase Plan, provided, however, that such termination will not affect any options then outstanding under the Purchase Plan. The Board of Directors may also adopt amendments to the Purchase Plan, provided that, without the approval of the shareholders, no amendment may (a) increase the number of shares that may be issued under the Purchase Plan or change the class of employees eligible to receive options under the Purchase Plan or (b) cause Rule 16b-3 under the Securities and Exchange Act of 1934 to become inapplicable to the Purchase Plan.

Determination of Benefits

      Benefits to eligible participants in the Purchase Plan are not determinable as of the date hereof. The Purchase Plan does not require, nor does the Company contemplate, any specific allocation of benefits or amounts to any individual or discrete group (i.e., executive officers, non-executive directors, or non-executive officer employees).

Market Value of Shares Reserved Under Purchase Plan

      As of November 8, 2001, there are 59,157 shares available for issuance under the Purchase Plan and the market value for the shares available for issuance under the Purchase Plan would be                               , based on the closing bid quotation on such date of the Common Stock as reported on the American Stock Exchange. Upon request, the Company will provide a copy of the Purchase Plan to any shareholder.

Maximum Number of Stock Options Available for Purchase each Period; Proposed Amendment to Plan

      There are two six-month periods, or Payment Periods, each year when the Company grants to each eligible employee who is then a participant in the Plan, an option to purchase on the last day of the Payment Period, a maximum of 358 shares, on condition that the employee remains eligible to participate in the Plan throughout such Payment Period. The two six-month periods commence and end on September 1 to February 28 and March 1 to August 31. On October 15, 2001, the Board of Directors approved, subject to the approval of the shareholders, a further amendment to the Purchase Plan to increase the increase the number of shares which employees are eligible to purchase from 358 shares to 500 shares per six-month Payment Period.

Vote Required for Approval

      The affirmative vote of the holder of a majority of outstanding shares of Common Stock present or represented at the Annual Meeting is required for the approval of this Proposal. Broker non-votes and abstentions will be treated as votes against this Proposal.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ADOPTION OF THE AMENDMENT TO THE COMPANY’S 1991 EMPLOYEE STOCK PURCHASE PLAN AS AMENDED, TO INCREASE THE NUMBER OF SHARES WHICH EMPLOYEES ARE ELIGIBLE TO PURCHASE FROM 358 SHARES TO 500 SHARES PER SIX-MONTH PERIOD.

PROPOSAL THREE

TO AMEND THE COMPANY’S 1996 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK SUBJECT THERETO

General

      On August 6, 1996, the Board of Directors adopted the Company’s 1996 Stock Plan (the “1996 Plan”). The shareholders approved the 1996 Plan on September 30, 1996. The 1996 Plan was adopted to provide incentives to employees, officers, certain directors, and consultants of the Company by granting certain rights to acquire shares of Common Stock and it authorized the issuance of a maximum of 35,714 shares of Common Stock (taking into account the Company’s one-for-seven reverse stock split effective February 12, 1999), subject to adjustment for capital changes.

      As of November 8, 2001, approximately sixty-six employees, including officers and employee-directors, no non-employee directors and no consultants have been granted options under the 1996 Plan.

Participant Eligibility

      Pursuant to the 1996 Plan Awards of stock may be made to consultants, directors, employees or officers of the Company and direct purchase of stock may be made by such persons. Options granted under the 1996 Plan may be either (i) options intended to constitute incentive stock options (“ISOs”) under the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified stock options (“NQSOs”). ISOs may be granted only to employees and officers of the Company. NQSOs may be granted to consultants, directors (regardless of whether they are also employees), employees or officers of the Company. The members of the Committee (as defined below) are ineligible to receive options or awards under the 1996 Plan.

Administration of the 1996 Plan

      The 1996 Plan is administered by the Board of Directors or a committee appointed by the Board of Directors of at least two of its members (the “Committee”), which is authorized to determine the individuals who receive options and awards and who may make direct purchases of Common Stock, the number of shares subject to each option, award and purchase, whether the options shall be exercisable in full at the time of grant or in installments, and other pertinent terms and provisions, including the exercise price (which, in the case of ISOs may not be less than 110% of the fair market value of the shares of Common Stock on the day of grant, and, in the case of NQSOs, may not be less than the minimum legal consideration required therefor under the laws of Delaware). The Committee specifies at the time of the grant of an option under the 1996 Plan whether or not such option is intended to be an ISO under the Code. The Committee members are ineligible to receive options or awards under the 1996 Plan. There is no limitation on the number of shares which may be optioned to any one person. The term of each option will be for a period not exceeding ten years from the date of grant (or fine years in the case of ISOs granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company). Options may not be assigned or transferred except by will or by operation of the laws of descent and distribution. The 1996 Plan contains terms providing for the exercise of options by or on behalf of former and deceased employees, respectively.

      The Committee has the right to accelerate the date of exercise of any installment of any option granted under the 1996 Plan. The 1996 Plan contains, in addition to the provisions discussed above, the provisions necessary to comply with the requirements of Section 422 of the Code that the aggregate fair market value (determined at the time the ISO is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company) exceed $100,000.

      The number of option shares granted is subject to adjustment in the event of a stock dividend, recapitalization, stock split, merger or similar transaction. Any shares subject to an option which for any reason expires, terminates or is surrendered unexercised may again be available for option grant under the 1996 Plan.

Federal Income Tax Consequences

Incentive Stock Options (ISOs)

      The following general rules are applicable to holders of ISOs and to the Company for Federal Income Tax purposes under the existing law:

1) In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to the optionee upon the exercise of the ISO, and no tax deduction is allowed to the Company upon either grant or exercise of an ISO.

2) If shares acquired upon exercise of an ISO are not disposed of within (a) two years following the date the option was granted or (b) one year following the date the shares are transferred to the optionee pursuant to the ISO exercise, the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

3) If shares acquired upon exercise of an ISO are disposed of before the expiration of one or both of the requisite holding periods (a “Disqualifying Disposition”), then in most cases the lesser of (a) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (b) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

4) In any year that an optionee recognizes compensation income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally will be entitled to a corresponding deduction for income tax purposes in an amount equal to the amount of ordinary income recognized, if any, by the optionee.

5) Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally will be entitled to a corresponding deduction for income tax purposes in an amount equal to the amount of ordinary income recognized, if any, by the optionee.

6) Capital Gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds one year.

7) In addition to the tax consequences described above, the exercise of ISOs may result in a further “minimum tax” under the Code. The Code provides that an “alternative minimum taxable income,” (ranging from 26% to 28%) will be applied against a taxable base which is equal to “alternative minimum taxable income,” reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his regular tax liability in later years.

Non-Qualified Stock Options

      The following general rules are applicable to holders of NQSOs and to the Company for Federal income tax purposes under existing law:

1) The optionee generally does not realize any taxable income upon the grant of an option, and the Company is not allowed a business expense deduction by reason of such grant.

2) The optionee generally will recognize ordinary compensation income at the time of exercise of the option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. In accordance with the regulations under the Code and applicable state law, the Company will require employees to pay to the Company an amount sufficient to satisfy withholding taxes in respect of such compensation income at the time of the exercise of the option. If the Company withholds stock to satisfy this withholding tax obligation, instead of cash, the optionee nonetheless will be required to include in income the compensation income attributable to the stock withheld.

3) When the optionee sells the shares, he generally will recognize a capital gain or loss in the amount equal to the difference between the amount realized upon the sale of the shares and his basis in the shares (generally, the exercise price plus the amount taxed to the optionee as compensation income). If the optionee’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

4) The Company will generally be entitled to a tax deduction in the year in which, and in an amount equal to, ordinary compensation income is recognized by the optionee.

Special Rules for Restricted Stock

      Officers, directors and 10% shareholders of the Company may in some instances acquire Common Stock subject to special rules under Section 83 of the Code because of certain securities laws restrictions on resale (“Restricted Stock”). If an optionee acquires Restricted Stock, the amount included in compensation income (in the case of a NQSO, or of an ISO if a Disqualifying Disposition of such stock is made) or in alternative minimum taxable income (in the case of an ISO) generally will be determined as of some later date, not more than six months after exercise, and will equal the difference between the amount paid for the Restricted Stock and its fair market value at that time, unless the optionee files a timely election under Section 83(b) of the Code electing to determine the amount of income at the time of exercise.

Awards and Purchases

      Persons receiving Common Stock pursuant to an Award or Purchase generally will recognize ordinary compensation income equal to the fair market value of the shares received, in the case of an Award, or the excess of the fair market value of the shares over the purchase price, in the case of a Purchase. The Company will generally be entitled to a corresponding deduction. When Common Stock acquired pursuant to an Award or Purchase is sold, the seller generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale of shares and his or her basis in the shares (generally, the fair market value of the shares when acquired) which will be short or long term capital gain or loss depending upon the seller’s holding period. Special rules apply if the purchase price (in the case of a Purchase) is paid by delivering shares of Common Stock, or if the stock acquired pursuant to an Award or Purchase is Restricted Stock, or if the stock acquired pursuant to an Award or Purchase is Restricted Stock (as described above).

Capital Gains or Losses

      Although capital gain is generally subject to Federal income tax at the same rates as ordinary income, the maximum rate of a tax on “net capital gain” (i.e., the excess of net long-term capital gain over net short-term capital gain is currently 39.6%. In addition, capital loss may be used to offset an equal amount of capital gains, whereas at most, $3,000 of net capital loss may be deducted against ordinary income each year.

ERISA

      The 1996 Plan is not an employee benefit plan which is subject to the provision of the Employee Retirement Income Security Act of 1974, as amended, and the provisions of Section 401(a) of the Code are not applicable to the 1996 Plan.

1996 Plan Benefits

      The Committee determines the individuals who receive options and awards and who may make direct purchases of Common Stock, the number of shares subject to each option, award and purchase, whether the options shall be exercisable in full at the time of grant or in installments, and other pertinent terms and provisions. There is no limitation on the number of shares which may be optioned to any one person. It is therefore not possible to determine the benefit or amounts that will be received in the future by employees, officers or directors or groups of any of them under the 1996 Plan.

Termination and Amendments to 1996 Plan

      The Board of Directors may from time to time adopt amendments to the 1996 Plan, certain of which are subject to shareholder approval, and may terminate the 1996 Plan at any time (although such action shall not affect options previously granted). Unless terminated sooner, the 1996 Plan expires September 29, 2006.

Determination of Benefits

      Benefits to eligible participants in the Purchase Plan are not determinable as of the date hereof. The Purchase Plan does not require, nor does the Company contemplate, any specific allocation of benefits or amounts to any individual or discrete group (i.e., executive officers, non-executive directors, or non-executive officer employees).

Market Value of Shares Reserved Under 1996 Plan

      As of November 8, 2001, assuming shareholder approval of the increase to the number of shares issuable under the 1996 Plan by 64,286 shares as of such date, the market value was                               , based on the closing bid quotation on such date of the Common Stock as reported on the American Stock Exchange. Additionally, as of November 8, 2001, a total of 73,536 options had been issued and are outstanding under the 1996 Plan. Upon request, the Company will provide a copy of the 1996 Plan to any shareholder.

Availability of Shares Under 1996 Plan; Proposed Amendments to Plan

      As of November 8, 2001, the 1996 Plan was oversubscribed by 39,965 shares. On October 15, 2001, pursuant to written action, the Board of Directors elected to amend the 1996 Plan to provide for its continuation notwithstanding that the 1996 Plan is oversubscribed, and, subject to shareholder approval, to increase the number of shares of Common Stock subject thereto by 64,286 to an aggregate of 100,000 shares. If shareholder approval is not granted to authorize the issuance of oversubscribed shares, the underlying options will have to be forfeited by the holder.

Vote Required for Approval

      The affirmative vote of the holder of a majority of outstanding shares of Common Stock present or represented at the Annual Meeting is required for the approval of this Proposal. Broker non-votes and abstentions will be treated as votes against this Proposal.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ADOPTION OF AN AMENDMENT TO THE COMPANY’S 1996 STOCK PLAN INCREASING THE NUMBER OF COMMON STOCK SUBJECT THERETO.

PROPOSAL FOUR

TO RATIFY THE RETENTION OF BDO SEIDMAN, LLP AS THE COMPANY’S AUDITORS

      The Board of Directors has selected the firm of BDO Seidman, LLP as the Company’s independent certified public accountants for the current fiscal year. BDO Seidman, has served as the Company’s independent public accountants for each of the last eight years. It is expected that a representative of BDO Seidman, LLP will be present during the Annual Meeting, or will participate by telephone conference. The representative will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from shareholders.

Audit Fees

      With respect to the fiscal year ended March 31, 2001, the aggregate fees charged the Company by BDO Seidman, LLP for auditing the annual financial statements and reviewing interim financial statements were $140,000.

Financial Information System Design and Implementation Fees

      During the fiscal year ended March 31, 2001, BDO Seidman, LLP did not render any financial information systems design and implementation services to the Company.

All Other Fees

      The aggregate fees charged the Company by BDO Seidman, LLP for professional services rendered during the fiscal year ended March 31, 2001, other than for those services described above under “Audit Fees,” were $20,300.

Vote Required for Approval

      The affirmative vote of the holders of a majority of outstanding shares of Common Stock present or represented at the Annual Meeting is required for the approval of this Proposal. Broker non-votes and abstentions will be treated as votes against this Proposal.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RETENTION OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE CURRENT FISCAL YEAR.

DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the current directors and executive officers of the Company as of October 15, 2001, as well as their respective ages and positions with the Company:

Name	Age	Positions

Angelo S. Morini	59	Chairman of the Board of Directors, President, Chief Executive Officer, and acting Chief Financial Officer
Christopher Morini	46	Vice President of Marketing
John Jackson	43	Vice President of Sales
Christopher New	41	Chief Marketing Officer and Vice President of Strategy
Joseph Juliano (1)	51	Director
Douglas A. Walsh (1)	56	Director
Marshall K. Luther (1)	48	Director

(1)	Audit Committee Member

      Each director is elected to hold office until the next annual meeting of shareholders and until his successor is chosen and qualified. The officers of the Company are elected annually at the first Board of Directors meeting following the annual meeting of shareholders, and hold office until their respective successors are duly elected and qualified, unless sooner displaced.

      Angelo S. Morini has been President of the Company since its inception and is the inventor of the Company’s healthier dairy alternative formula. He was elected Chairman of the Board of Directors, President, and Chief Executive Officer in 1987. Between 1972 and 1980, Mr. Morini was the general manager of Galaxy Cheese Company, which operated as a sole proprietorship until its incorporation in May 1980. Prior to 1974, he was associated with the Food Service Division of Pillsbury Company and the Post Division of General Foods Company. In addition, he worked in Morini Markets, his family-owned and operated chain of retail grocery stores in the New Castle, Pennsylvania, area. Mr. Morini received a B.S. degree in Business Administration from Youngstown State University in 1968. Angelo S. Morini’s brother, Christopher Morini, works for the Company as Vice President of Marketing. Angelo S. Morini’s wife, Julie Morini, is employed by the Company in the marketing and public relations departments. Also, Mr. Morini’s brother-in-law, Robert Peterson, is employed by the Company as a sales representative. Mr. Morini is also currently serving in the capacity as the Company’s Chief Financial Officer.

      Christopher Morini, has been Vice President of Marketing and International Sales for the Company since 1996. Mr. Morini started with the Company as an area salesman in 1983. In 1984, Mr. Morini served as a sales manager. From 1986 through 1996, Mr. Morini has been a Vice President of the Company, where he has been responsible for various sales and marketing divisions of the Company, including the Food Service, International Sales and Retail Sales divisions. Mr. Morini received a B.S. in Economics from Slippery Rock University in 1978. Christopher Morini’s brother, Angelo S. Morini, is the Chairman of the Board, Chief Executive Officer and President of the Company.

      John Jackson, has been Vice President of Sales for the Company since 1993. From 1985 through 1992, Mr. Jackson was Director of Sales for H.J. Heinz Company. Mr. Jackson received his B.S. in Business Administration and Accounting from Mars Hill College in 1980.

      Christopher New was appointed the Company’s Chief Marketing Officer and Vice President of Strategy on September 4, 2001. From 1993 through 2001, Mr. New was the Vice President of Commercial Strategies & Services for Tropicana Products of Bradenton, Florida. At Tropicana, Mr. New’s responsibilities included the direction and leadership of strategic planning, marketing, business development, sales planning, e-commerce, customer service and category management. Prior to his employment at Tropicana, Mr. New served as Senior Marketing Manager of Mott’s USA, a division of Cadbury Schweppes, for four years. Mr. New received his M.S. in Marketing and Economics from Cornell University in 1986.

      Douglas A. Walsh, D.O., has been a director of the Company since January 1992. Dr. Walsh has been a practicing physician since 1970, specializing in Family Practice and Sports Medicine. From 1984 to present, he has been affiliated with Family Doctors, a four-physician group located in Tampa, Florida. From 1971 to 1984, he was the Health Commissioner for Mahoning County, Ohio, and from 1983 to 1985, he was the Clinic Commander for the U.S. Air Force 911 Tac Clinic in Pittsburgh, Pennsylvania. From 1985 to 1988, he was a flight surgeon at Patrick Air Force Base, Cocoa Beach, Florida. Dr. Walsh’s teaching appointments include Associate Professor of Family Practice (Clinical) at Ohio University and Clinical Preceptor at the University of Health Sciences, Kansas City, Missouri. Dr. Walsh received a B.S. degree in Microbiology from the University of Houston, Houston, Texas, in 1965, and a D.O. degree from the University of Health Sciences, Kansas City, Missouri, in 1970. Dr. Walsh also serves as a team physician for the Pittsburgh Pirates organization.

      Marshall K. Luther was elected to the Board of Directors on January 31, 1996. From 1993 to 1995, Mr. Luther served as Senior Vice President, Marketing of Tropicana Products, Inc. and from 1975 to 1992, he served in various marketing positions for General Mills International Restaurants. Mr. Luther received his B.S. in Engineering from Brown University in 1974 and his M.B.A. in Marketing from the Wharton Graduate School of Business in 1976.

      Joseph Juliano was elected to the Board of Directors on June 16, 1999. From 1973 to 1988, Mr. Juliano served in various management positions for Pepsi-Cola Company. In 1988, Mr. Juliano managed Pepsi Cola Company Bottling Operations where he achieved record sales and profits during his three-year tenure in this position. From 1991 to 1998, he served as Vice President of Prestige, Sports and

Gaming for Pepsi Cola North America. In 1998, he was promoted to Vice President of Entertainment Sales, with expanded domestic and international account responsibilities encompassing movie theaters, theme parks, sports venues, theme restaurants, hotels, and casinos. Mr. Juliano received his Masters in Business Administration from St. John’s University in New York City.

Information Regarding Board of Directors and Committees

      The Board of Directors met two times during the fiscal year ending March 31, 2001, and all of the directors were present.

      The Board of Directors established an Audit Committee at a meeting of the Board of Directors during the fiscal year ending March 31, 2001, and at the meeting the Audit Committee adopted a written charter under which the Audit Committee operates. The Audit Committee currently consists of Messrs. Walsh, Luther and Juliano. Each of the members of the Audit Committee is independent pursuant to Section 121(B)(b)(ii) of the AMEX listing standards.

      In connection with its oversight responsibilities, the Audit Committee (i) has reviewed and discussed the audited financial statements with management of the Company, (ii) has discussed with the Company’s independent auditors, BDO Seidman, LLP, the matters required to be discussed by SAS 61, and (iii) has received the written disclosures and the letter from BDO Seidman, LLP required by Independent Standards Board Standard No. 1, which relates to the accountants’ independence from management and the Company, and has discussed with BDO Seidman, LLP. that firm’s independence. The Audit Committee has also considered whether BDO Seidman, LLP’s provision of non-audit services to the Company during the fiscal year ended March 31, 2001 is compatible with maintaining that independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K, as amended.

      The Board of Directors does not currently have a standing compensation or nominating committee or any other committees, other than the Audit Committee.

Compensation of Directors

      Each non-employee director who served on the Board of Directors during the last fiscal year received a fee of $2,000 plus expenses for his services. Additionally, each non-employee director of the Company is entitled to receive on October 1 of each year, options to purchase a number of shares of Common Stock equal to (i) 286 shares, if such director served for a full year prior to the October 1 anniversary date, or (ii) a pro rated amount equal to 24 shares for each full month served during the year prior to such anniversary date, if such director did not serve for a full year prior to the anniversary date. Such options are granted pursuant to the Company’s 1991 Non-Employee Director Stock Option Plan which was adopted by the Board of Directors on October 1, 1991, and approved by the shareholders of the Company on January 31, 1992, as the same was amended by that certain 1996 Amendment and Restatement of the 1991 Non-Employee Director Stock Option Plan (as amended, the “Director Plan”).

Executive Compensation

      The following table sets forth the compensation of the Company’s Chief Executive Officer, Chief Financial Officer and two Vice Presidents of the Company for the fiscal years ended March 31, 2001, 2000 and 1999 (no other executive officers over a principal business unit of the Company was compensated in an amount in excess of $100,000 for any such other fiscal years):

Summary Compensation Table

						Long-Term Compensation

Annual Compensation						Awards	Payouts

(a)	(b)	(c)	(d)	(e)		(f)	(g)		(h)	(i)
				Other						All
				Annual		Restricted	Securities			Other
				Compen-		Stock	Underlying		LTIP	Compen-
	Fiscal	Salary	Bonus	sation		Award(s)	Options/SARs		Payouts	sation
Names and Principal Position	Year	($)	($)	($)		($)	(#)		($)	($)(16)

Angelo S. Morini	2001	300,000	—	28,656	(2)	—	343,125	(5)	—	2,700
Chairman of the Board	2000	300,000	125,000	20,526	(3)	—	1,357,000		—	2,700
President, and Chief	1999	250,000	—	20,128	(4)	—	—		—	2,700
Executive Officer(1)
Keith A. Ewing	2001	125,000	—	9,716	(7)	—	—		—	3,000
Chief Financial Officer(6)
Christopher Morini	2001	153,000	—	29,372	(9)	—	—		—	16,944
Vice President of	2000	126,250	25,000	7,753	(10)	—	—		—	3,000
Marketing(8)	1999	125,000	10,000	7,753	(11)	—	14,286	(17)	—	3,000
John Jackson	2001	128,000	—	10,390	(13)	—	—		—	2,700
Vice President of	2000	113,750	45,838	10,117	(14)	—	—		—	2,700
Sales(12)	1999	110,000	—	10,117	(15)	—	14,286	(17)	—	2,700

(1)	On June 17, 1999, the Company’s Board of Directors approved to rescind the existing employment agreement with the Company’s President and Chief Executive Officer, Mr. Angelo S. Morini, and to enter into new employment agreement with him. The new agreement includes a one-time grant of stock options to acquire 1,357,000 shares of Common Stock at an exercise price of $3.31 per share. Under the new agreement, the Company forgave all outstanding interest, approximately $3,000,000, on two promissory notes executed by Mr. Morini in favor of the Company in connection with the exercise of certain purchase rights and options previously granted by the Company to Mr. Morini. The new agreement also provides for a salary increase to $300,000 and decreases the annual bonus to a sliding scale of pre-tax income, beginning with the fiscal year ending March 31, 2000, and has a rolling five-year term. In conjunction with the entry into the new agreement, the Company agreed to a consolidation of Mr. Morini’s two existing promissory notes in favor of the Company into a single note payable in the amount of $12,772,200, which was non-interest bearing, non-recourse to Mr. Morini, and was secured by 2,571,429 shares of the Company’s Common Stock beneficially owned by Mr. Morini. The current outstanding balance of the obligation is $12,772,200.

(2)	For the fiscal year ended March 31, 2001, the Company paid $18,552 in lease payments for Mr. Morini’s automobile lease, approximately $100 per month for automobile insurance and $8,904 in club dues for Mr. Morini.

(3)	For the fiscal year ended March 31, 2000, the Company paid $11,860 in lease payments for Mr. Morini’s automobile and $8,666 in club dues for Mr. Morini.

(4)	For the fiscal year ended March 31, 1999, the Company paid $11,860 in lease payments for Mr. Morini’s automobile and $8,268 in club dues for Mr. Morini.

(5)	In November of 2000, Angelo S. Morini guaranteed a $1.5 million short-term bridge loan to the Company from SouthTrust Bank, N.A., with shares of his Common Stock pledged as collateral. In consideration of his guarantee and related pledge, the Company granted stock options to acquire 343,125 shares of Common Stock at an exercise price of $3.88 per share. Such options shall expire on December 15, 2010.

(6)	In February of 2000, Keith A. Ewing was appointed as Chief Financial Officer. The base salary provided for Mr. Ewing was $125,000. On April 12, 2001, the Company terminated Mr. Ewing.

(7)	For the fiscal year ended March 31, 2001, the Company paid $6,684 in lease payments for Mr. Ewing’s automobile, and approximately $100 per month for automobile insurance and $2,131 in club dues for Mr. Ewing.

(8)	Angelo S. Morini’s brother, Christopher Morini, works for the Company as Vice President of Marketing. In February of 1983, Christopher Morini was appointed as Vice President of Marketing. Mr. Morini’s employment agreement provides for $126,250 base salary with annual increases to be determined by the compensation committee. The agreement also provides for an automobile lease with insurance, which together shall not exceed $1,100 per month. Mr. Morini will also be entitled to a bonus that shall not exceed 40% of his base salary based on certain personal and Company goals as established by the Company’s Chief Executive Officer.

(9)	For the fiscal year ended March 31, 2001, the Company paid $11,228 in lease payments for Mr. C. Morini’s automobile, and approximately $100 per month for automobile insurance and $16,944 in club dues for Mr. C. Morini.

(10)	For the fiscal year ended March 31, 2000, the Company paid $6,553 in lease payments for Mr. C. Morini’s automobile, plus $100 per month for automobile insurance.

(11)	For the fiscal year ended March 31, 1999, the Company paid $6,553 in lease payments for Mr. C. Morini’s automobile, plus $100 per month for automobile insurance.

(12)	In August of 1993, John Jackson was appointed as Vice President of Sales. Mr. Jackson’s employment agreement provides for $113,750 base salary with annual increases to be determined by the compensation committee. The agreement also provides for an automobile lease with insurance, which together shall not exceed $850 per month. Mr. Jackson will also be entitled to a bonus that shall not exceed 40% of his base salary based on certain personal and Company goals as established by the Company’s Chief Executive Officer.

(13)	For the fiscal year ended March 31, 2001, the Company paid $9,190 in lease payments for Mr. Jackson’s automobile and approximately $100 per month for automobile insurance.

(14)	For the fiscal year ended March 31, 2000, the Company paid $8,917 in lease payments for Mr. Jackson’s automobile, plus $100 per month for automobile insurance.

(15)	For the fiscal year ended March 31, 1999, the Company paid $8,917 in lease payments for Mr. Jackson’s automobile, plus $100 per month for automobile insurance.

(16)	“All Other Compensation” represents the health insurance premiums paid on behalf of the indicated employees by the Company.

(17)	Includes 14,286 of shares oversubscribed under the 1996 Plan. If shareholder approval is not granted to authorize the oversubscribed shares, the underlying options will have to be forfeited. The following table sets forth information concerning each grant of stock options and freestanding stock appreciation rights during the fiscal year ended March 31, 2001 for each of the executive officers named in the Summary of Compensation Table above.

Options/ SAR Grants

For the Fiscal Year Ended March 31, 2001

Alternative
				Potential Realized Value at			to (f) & (g):
				Assumed Annual Rates of Stock			Grant Date
Individual Grants				Price Appreciation for Option Term			Value

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(f)
% of Total
	Number of	Options/
	Securities	SARS
	Underlying	Granted to	Exercise or				Grant Date
	Options/SARs	Employees	Base Price	Expiration			Present
Name	Granted(#)	in FY	($/Sh)	Date	5%($)	10%($)	Value $

Angelo S. Morini(1)	343,125	91.1%	$3.88	12/15/10	—	—	$737,719 (2)

(1)	In November of 2000, Angelo S. Morini guaranteed a $1.5 million short-term bridge loan to the Company from SouthTrust Bank, N.A., with shares of his Common Stock pledged as collateral. In consideration of his guarantee and related pledge, the Company granted stock options to acquire 343,125 shares of Common Stock at an exercise price of $3.88 per share. Such options shall expire on December 15, 2010.

(2)	The Company estimated the fair value of the stock options at the grant date using a Black-Scholes option-pricing model with the following assumptions: (i) no dividend yield; (ii) 46% volatility, (iii) risk-free interest rate of 4.64%, and (iv) expected life of ten years.

      The following table sets forth information concerning each exercise of stock options and freestanding stock appreciation rights during the fiscal year ended March 31, 2001, and the value of unexercised options and freestanding stock appreciation rights as of March 31, 2001, for each of the executive officers named in the Summary of Compensation Table above.

Aggregated Options/ SAR Exercises For the Fiscal Year Ended March 31, 2001

And Fiscal Year End Option/ SAR Values

			Number of	Value of
			Securities	Unexercised
			Underlying	In-the-Money
			Options/SARs	Options/SARs
			at FY-End	at FY-End

	Shares Acquired		Exercisable/	Exercisable/
Name	on Exercise	Value Realized	Unexercisable	Unexercisable

Angelo S. Morini	—	—	1,863,197/-	$2,295,071/-
Keith A. Ewing	—	—	—	—
Christopher Morini	—	—	22,143(1)/-	$28,329/-
John W. Jackson	—	—	21,429(1)/-	$27,429/-

(1)	Includes 14,286 of shares oversubscribed under the 1996 Plan. If shareholder approval is not granted to authorize the oversubscribed shares, the underlying options will have to be forfeited.

Employment Agreement of Chief Executive Officer

      On June 17, 1999, the Company’s Board of Directors approved to rescind the existing employment agreement with the Company’s President and Chief Executive Officer, Mr. Angelo S. Morini, and to enter into a new employment agreement with him. The new agreement includes a one-time grant of stock options to acquire 1,357,000 shares of Common Stock at an exercise price of $3.31 per share. The new agreement also provides for a salary increase to $300,000 an annual bonus in an amount equal to or between three to five percent of the Company’s pre-tax net income for book purposes, depending on the level of pre-tax income achieved, as determined by the Company’s independent certified public accounting firm, and has a rolling five-year term.

      In conjunction with the entry into the new agreement, the Company agreed to a consolidation of Mr. Morini’s two existing promissory notes dated November 4, 1994 and October 11, 1995, in the respective principal amounts of $1,200,000 and $11,572,200 in favor of the Company (the “Prior Notes”) into a single note payable in the amount of $12,772,200, the aggregate principal amount outstanding under the Prior Notes and the current outstanding balance of the obligation. The Prior Notes were executed by Mr. Morini in favor of the Company in connection with Mr. Morini’s exercise of certain options and purchase rights granted by the Company to acquire an aggregate of 2,914,286 shares of Common Stock. The consolidated note is non-interest bearing, non-recourse to Mr. Morini, and is secured by 2,914,286 shares of the Company’s Common Stock beneficially owned by Mr. Morini.

Employment Agreement Of Chief Financial Officer

      In February 2000, Keith A. Ewing was appointed Chief Financial Officer of the Company Mr. Ewing’s employment agreement provided for $125,000 base salary. The agreement also provided for an automobile lease with insurance, which together shall not exceed $800 per month. In addition, the Company provided a club membership at a cost not to exceed $200 per month. Mr. Ewing was also entitled to a bonus not to exceed 60% of his base salary provided that he satisfied certain performance criteria. He did not achieve such criteria and therefore did not receive a bonus. The agreement granted Mr. Ewing stock options to acquire 10,000 shares of Common Stock at an exercise price of $3.75. One third of such options were immediately vested and exercisable upon grant and another one third of such options vested on the first anniversary of the date of grant. The final one third of such options failed to vest due to the termination of Mr. Ewing’s continued employment with the Company.

      On April 1, 2001, the Company and Mr. Ewing entered into an Employee Severance/Settlement Agreement whereby the Company agreed to forgive a $20,000 loan given to Mr. Ewing on August 3, 2000, and to pay him severance in the amount of $5,208.34. In addition, Mr. Ewing agreed to accept a warrant to purchase 10,000 shares of common stock in lieu of the stock options granted pursuant to his employment agreement. The warrants are exercisable for two years from the date of grant at an exercise price of $5.00. Mr. Ewing exercised the warrant on October 24, 2001. The settlement agreement also provided for Mr. Ewing’s return of certain Company property and mutual releases.

Employment Agreements Of The Vice Presidents

      Angelo S. Morini’s brother, Christopher Morini, works for the Company as Vice President of Marketing. In February of 1983, Christopher Morini was appointed as Vice President of Marketing. Mr. C. Morini’s employment agreement provides for $126,250 base salary. The agreement also provides for an automobile lease with insurance, which together shall not exceed $1100 per month. Mr. C. Morini will also be entitled to a bonus that shall not exceed 40% of his base salary based on certain personal and Company goals as established by the Company’s Chief Executive Officer. In the event Mr. C. Morini’s employment is terminated, Mr. C. Morini will be entitled to receive three years of his base salary as severance.

      In August of 1993, John Jackson was appointed as Vice President of Sales. Mr. Jackson’s employment agreement provides for $113,750 base salary. The agreement also provides for an automobile lease with insurance, which together shall not exceed $850 per month. Mr. Jackson will also be entitled to a bonus that shall not exceed 40% of his base salary based on certain personal and Company goals as established by the Company’s Chief Executive Officer. In the event of a change in ownership of the Company which results in his termination, Mr. Jackson will be entitled to receive three years of his base salary as severance. In the event Mr. Jackson’s employment is otherwise terminated, he is entitled to receive one year of his base salary as severance, the payment of which shall be made at the Company’s discretion.

      On September 4, 2001, Christopher J. New was appointed Chief Marketing Officer and Vice President of Strategy. Mr. New’s employment agreement provides for a base salary of $150,000, which will increase to $180,000 upon the Company’s achievement of a profitable quarter. Mr. New will also be entitled to receive a bonus of up to 40% of his base salary at fiscal year end with the qualification of such bonus to be determined by the Board of Directors. The agreement also provides for an automobile lease with insurance. In the event of a change in ownership of the Company which results in his termination, Mr. New will be entitled to receive three years of his base salary as severance. In the event Mr. New’s employment is otherwise terminated after September 4, 2002, but prior to September 4, 2003, he will be entitled to receive one year of his base salary as severance. In the event Mr. New’s employment is terminated after September 4, 2003, but prior to September 4, 2004, he will be entitled to receive two years of his base salary as severance. In the event Mr. New’s employment is terminated after September 4, 2004, he will be entitled to receive three years of his base salary as severance.

Report On Executive Compensation

      The Board of Directors of the Company does not have a compensation policy applicable to the Company’s executive officers generally. Compensation for executive officers other than Mr. Angelo Morini, the Company’s Chief Executive Officer, is determined independently by Mr. Morini.

      The Company and Mr. Morini entered into an Amended and Restated Employment Agreement effective June 15, 2000, which agreement was approved by the Board of Directors. See “Chief Executive Officer’s Employment Agreement” above for a description of the terms of the agreement. The Board of Directors based its approval of the agreement and the terms thereof on a number of factors including Mr. Morini’s significant contribution to the turnaround and improvement of the Company’s performance and position, Mr. Morini’s level of commitment and loyalty to the Company and his high degree of accepted risk on behalf of the Company, and the improved performance and anticipation of continuing improvements in performance, particularly in revenues and profit margin, and the associated potential growth in shareholder value. In addition, the Board of Directors determined that it was in the Company’s best interest, and the best interest of the shareholders, to modify certain terms and conditions of Mr. Morini’s prior employment agreement. These modifications included, among other things, reducing the formula for the profit sharing bonus, eliminating a right whereby Mr. Morini could require that the Company repurchase certain of his common stock upon the occurrence of certain events, and the elimination of mandatory performance stock options upon the Company’s achievement of specified “milestone” events.

      Mr. Morini’s compensation includes a profit sharing percentage incentive component based upon the Company’s achievement of certain levels of pre-tax net income as reported on by the Company’s independent accounting firm.

Information With Respect To Insider Participation In Compensation Decisions

      The Company did not have during the fiscal year ended March 31, 2001, and does not currently have, a compensation committee or a committee of the Board of Directors performing similar functions. Compensation for executive officers other than Mr. Angelo Morini, the Company’s Chief Executive Officer, is determined independently by Mr. Morini. Joseph Juliano, Marshall K. Luther and Douglas A. Walsh, each a member of the Board of Directors conducted discussions and negotiations with Mr. Morini, and deliberations with respect to the amendment of Mr. Morini’s employment agreement and compensation which occurred during the fiscal year ended March 31, 2001. Additionally, since October 2000, Mr. Morini has drawn an aggregate of $255,286 in advances which will be charged against future bonuses under the new employment agreement.

      During each of the fiscal years ended March 31, 2001, 2000 and 1999, a director of the Company, was paid $27,000, $36,000, and $36,000, respectively, in return for developing and maintaining business relationships with prospective and existing customers and suppliers on behalf of the Company.

      On June 17, 1999, the Company’s Board of Directors approved to rescind the existing employment agreement with the Company’s President and Chief Executive Officer, Mr. Angelo S. Morini, and to enter into new employment agreement with him. The new agreement eliminates the performance based option arrangement and allows for a one-time grant of stock options to acquire 1,357,000 shares of Common Stock at an exercise price of $3.31 per share. The new agreement also forgives the interest on the existing note, provides for a salary increase to $300,000 and decreases the annual bonus to a sliding scale of pre-tax income, beginning with the fiscal year ending March 31, 2000. This new agreement has a rolling five-year term. Angelo S. Morini’s brother, Christopher Morini, works for the Company as Vice President of Marketing. Angelo S. Morini’s wife, Julie Morini, is employed by the Company in the marketing and public relations departments. Mr. Morini’s brother-in-law, Robert Peterson, is employed by the Company as a sales representative.

Certain Relationships and Related Transactions

      On June 17, 1999, the Company’s Board of Directors approved to rescind the existing employment agreement with the Company’s President and Chief Executive Officer, Mr. Angelo S. Morini, and to enter into new employment agreement with him. The new agreement includes a one-time grant of stock options to acquire 1,357,000 shares of Common Stock at an exercise price of $3.31 per share. Under the new agreement, the Company forgave all outstanding interest, approximately $3,000,000, on two promissory notes executed by Mr. Morini in favor of the Company in connection with the exercise of certain purchase rights and options previously granted by the Company to Mr. Morini. The new agreement also provides for a salary increase to $300,000 and decreases the annual bonus to a sliding scale of pre-tax income, beginning with the fiscal year ending March 31, 2000, and has a rolling five-year term. In conjunction with the entry into the new agreement, the Company agreed to a consolidation of Mr. Morini’s two existing promissory notes in favor of the Company into a single note payable in the amount of $12,772,200, which was non-interest bearing, non-recourse to Mr. Morini, and was secured by 2,571,429 shares of the Company’s Common Stock beneficially owned by Mr. Morini. The current outstanding balance of the obligation is $12,772,200. Additionally, since October 2000, Mr. Morini has drawn an aggregate of $255,286 in advances which will be charged against future bonuses under the new employment agreement.

      In November 2000, Angelo S. Morini guaranteed a $1.5 million short-term bridge loan to the Company from SouthTrust Bank, N.A., with shares of his Common Stock pledged as collateral. In consideration of his guarantee and related pledge, the Company granted stock options to acquire 343,125 shares of Common Stock at an exercise price of $3.88 per share. Such options shall expire on December 15, 2010.

      Angelo S. Morini’s brother, Christopher Morini, works for the Company as Vice President of Marketing. Angelo S. Morini’s wife, Julie Morini, is employed by the Company in the marketing and public relations departments. Mr. Morini’s brother-in-law, Robert Peterson, is employed by the Company as a sales representative.

      During each of the fiscal years ended March 31, 2001, 2000 and 1999, a director of the Company, was paid $27,000, $36,000, and $36,000, respectively, in return for developing and maintaining business relationships with prospective and existing customers and suppliers on behalf of the Company.

      On April 1, 2001, the Company and Mr. Keith Ewing entered into an Employee Severance/Settlement Agreement whereby the Company agreed to forgive a $20,000 loan given to Mr. Ewing on August 3, 2000, and to pay him severance in the amount of $5,208.34. In addition, Mr. Ewing agreed to accept a warrant to purchase 10,000 shares of common stock in lieu of the stock options granted pursuant to his employment agreement. The warrants are exercisable for two years from the date of grant at an exercise price of $5.00. Mr. Ewing exercised the warrant on October 24, 2001. The settlement agreement also provided for Mr. Ewing’s return of certain Company property and mutual releases.

      Angelo S. Morini’s brother, Christopher Morini, works for the Company as Vice President of Marketing. In February of 1983, Christopher Morini was appointed as Vice President of Marketing. Mr. C. Morini’s employment agreement provides for a $126,250 base salary with annual increases to be determined by the compensation committee. The agreement also provides for an automobile lease with insurance, which together shall not exceed $1100 per month. Mr. C. Morini will also be entitled to a bonus that shall not exceed 40% of his base salary based on certain personal and Company goals as established by the Company’s Chief Executive Officer. In the event Mr. C. Morini’s employment is terminated, Mr. C. Morini will be entitled to receive three years of his base salary as severance.

      In August 1993, John Jackson was appointed as Vice President of Sales. Mr. Jackson’s employment agreement provides for $113,750 base salary. The agreement also provides for an automobile lease with insurance, which together shall not exceed $850 per month. Mr. Jackson will also be entitled to a bonus that shall not exceed 40% of his base salary based on certain personal and Company goals as established by the Company’s Chief Executive Officer. In the event of a change in ownership of the Company which results in his termination, Mr. Jackson will be entitled to receive three years of his base salary as severance. In the event Mr. Jackson’s employment is otherwise terminated, he is entitled to receive one year of his base salary as severance, the payment of which shall be made at the Company’s discretion.

      On September 4, 2001, Christopher J. New was appointed Chief Marketing Officer and Vice President of Strategy. Mr. New’s employment agreement provides for a base salary of $150,000, which will increase to $180,000 upon the Company’s achievement of a profitable quarter. Mr. New will also be entitled to receive a bonus of up to 40% of his base salary at fiscal year end with the qualification of such bonus to be determined by the Board of Directors. The agreement also provides for an automobile lease with insurance. In the event of a change in ownership of the Company which results in his termination, Mr. New will be entitled to receive three years of his base salary as severance. In the event Mr. New’s employment is otherwise terminated after September 4, 2002, but prior to September 4, 2003, he will be entitled to receive one year of his base salary as severance. In the event Mr. New’s employment is terminated after September 4, 2003, but prior to September 4, 2004, he will be entitled to receive two years of his base salary as severance. In the event Mr. New’s employment is terminated after September 4, 2004, he will be entitled to receive three years of his base salary as severance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth, to the knowledge of management, each person or entity who is the beneficial owner of more than 5% of the outstanding shares of the Company’s Common Stock outstanding as of October 15, 2001 (assuming all of the outstanding rights, options, and warrants of the Company’s

Common Stock currently outstanding and exercisable are, in fact, exercised), the number of shares owned by each such person and the percentage of the outstanding shares represented thereby.

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership(1)	Percent of Class(2)

Angelo S. Morini	5,681,369(3)	42.6%
2441 Viscount Row
Orlando, Florida 32809
Cede & Co.	5,065,481(4)	38.0%
Box #20
Bowling Green Station
New York, New York
John Hancock Advisors, Inc.	1,672,138(5)	12.5%
200 Clarendon Street
Boston, Massachusetts 02117
BH Capital Investments, L.P.	37,836 Series A (6)	50%(7)
175 Bloor Street East
South Tower, 7th Floor
Toronto, Ontario, Canada M4W 3R8
Excalibur Limited Partnership	37,836 Series A (6)	50%(7)
33 Prince Arthur Avenue
Toronto, Ontario, Canada M5R IB2

(1)	The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of these shares.

(2)	The total number of shares outstanding assuming the exercise of all currently exercisable and vested options and warrants held by all executive officers, current directors, and holders of 5% or more of the Company’s issued and outstanding Common Stock is 13,335,467 shares. Does not assume the exercise of any other options or warrants.

(3)	Includes options to acquire 2,238,197 shares of the Company’s Common Stock. All of Mr. Morini’s options currently are exercisable at $3.31 to $5.25 per share. The original exercise prices of 20,215 of the options ranged from $17.50 per share to $25.03 per share. The exercise prices of these options were reduced by the Board of Directors to $3.50 per share on August 31, 1993. Options expire as to 7,143 shares on December 4, 2002, as to 13,072 shares on October 1, 2006, as to 142,857 on July 1, 2002, as to 1,357,000 shares on June 15, 2009, as to 343,125 on December 15, 2010, and as to 375,000 on April 19, 2011. With the exception of the options, 10,500 shares held in a nominee name, 286 shares held in joint tenancy and 714 shares held individually, all of Mr. Morini’s shares are held by Morini Investments Limited Partnership, a Delaware limited liability partnership, of which Angelo Morini is the Limited Partner and Morini Investments LLC is the General Partner. Mr. Morini is the sole member of Morini Investments LLC.

(4)	Cede & Co. is a share depository used by shareholders to hold stock in street name. Does not include 10,500 shares beneficially owned by Angelo S. Morini and 1,009,490 beneficially owned by John Hancock Advisers, Inc., both of which are held by Cede & Co. in street name.

(5)	John Hancock Advisers, Inc. is a wholly-owned subsidiary of The Berkeley Financial Group, Inc., which is a wholly-owned subsidiary of John Hancock Subsidiaries, Inc., which a wholly-owned subsidiary of John Hancock Life Insurance Company, which is a wholly-owned subsidiary of John Hancock Financial Services, Inc.

Pursuant to a certain Securities Purchase Agreement dated as of September 24, 2001, Hare & Co. f/b/o John Hancock Small Cap Value Fund, an affiliate of John Hancock Advisers, Inc., purchased 522,648 shares of the Company’s common stock and warrants to purchase 140,000 shares of the Company’s common stock, at an aggregate sales price of $3,000,000. The warrants held by Hare &

Co. f/b/o John Hancock Small Cap Value Fund are exercisable at a price per share equal to $6.74. All of the warrants are exercisable until September 25, 2006.

(6)	Pursuant to a certain Series A Preferred Stock and Warrants Purchase Agreement dated as of April 6, 2001, BH Capital Investments, L.P. and Excalibur Limited Partnership each purchased 36,323 shares of our Series A convertible preferred stock and warrants to purchase 60,000 shares of Common Stock, at an aggregate sales price of approximately $3,082,000. As of September 15, 2001, the holders of our Series A convertible preferred stock are also entitled to an additional 1,513 shares each due to accrued stock dividends on their initial purchase of our Series A convertible preferred stock. The warrants held by BH Capital Investments, L.P. and Excalibur Limited Partnership are exercisable at a price per share equal to the lesser of (i) $5.30 or (ii) 110% of the average of the closing bid price of the Company’s common stock for the thirty days ending on January 1, 2002, subject to a minimum price of $3.10. All of the warrants are exercisable until April 6, 2006. In addition, each of BH Capital Investments, L.P. and Excalibur Limited Partnership received other warrants (i) to purchase an aggregate of 120,000 shares of common stock, which are exercisable simultaneous with and as a condition to any redemption of the shares of Series A stock, and (ii) to purchase shares of common stock in an amount determined by dividing (x) 30% of the shares originally purchased by the buyers by (y) the average closing bid price of the common stock during the five day period ending on February 15, 2002. The 30% warrants are exercisable only if a redemption has not occurred and a registration statement has not been made effective as of February 15, 2002, and only for a period of five years from February 15, 2002 at a per share exercise price equal to 110% of the average closing bid price of the common stock during the five day period ending on February 15, 2002.

Pursuant to the Series A Preferred Stock and Warrants Purchase Agreement, the Company agreed not to sell or enter into any agreement to sell any of our securities or incur any indebtedness outside the ordinary course of business for the time period beginning on April 6, 2001 and continuing until 90 days after the date the shares issuable to BH Capital Investments, L.P. and Excalibur Limited Partnership, upon the conversion of Series A stock and exercise of warrant held by such stockholders have been registered pursuant to an effective registration statement filed with the Securities and Exchange Commission. In order to induce such stockholders to waive this right to allow the transaction described in Note 5 above, the Company agreed to issue 30,000 shares of common stock to each of them. Such shares were issued on September 25, 2001.

(7)	Represents beneficial ownership of the Company’s Series A Convertible Preferred Stock.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth, as of October 15, 2001 the number of shares owned directly, indirectly and beneficially by each executive officer and each director and director-nominee of the Company, and by all executive officers and directors as a group:

Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership (1)	Percent of Class (2)

Angelo S. Morini	5,681,369(3)	42.6%
Galaxy Nutritional Foods, Inc.
2441 Viscount Row
Orlando, Florida 32809
Douglas A. Walsh	4,384(4)	*
607 Tamiami Trail
Ruskin, Florida 33570
Marshall K. Luther	13,001(5)	*
Galaxy Nutritional Foods, Inc.
2441 Viscount Row
Orlando, Florida 32809
Joseph Juliano	42,929(6)	*
Galaxy Nutritional Foods, Inc.
2441 Viscount Row
Orlando, Florida 32809
Christopher Morini	99,043(7)	*
Galaxy Nutritional Foods, Inc.
2441 Viscount Row
Orlando, Florida 32809
John Jackson	100,131(8)	*
Galaxy Nutritional Foods, Inc.
2441 Viscount Row
Orlando, Florida 32809
Christopher New	100,000(9)	*
Galaxy Nutritional Foods, Inc.
2441 Viscount Row
Orlando, Florida 32809
All executive officers and directors as a group	6,040,857	45.3%

*	Less than 1%.

(1)	The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of these shares.

(2)	The total number of shares outstanding assuming the exercise of all currently exercisable and vested options and warrants held by all executive officers, directors, and holders of 5% or more of the Company’s issued and outstanding Common Stock is 13,335,467 shares. Does not assume the exercise of any other options or warrants.

(3)	Includes options to acquire 2,238,197 shares of the Company’s Common Stock. All of Mr. Morini’s options currently are exercisable at $3.31 to $5.25 per share. The original exercise prices of 20,215 of the options ranged from $17.50 per share to $25.03 per share. The exercise prices of these options were reduced by the Board of Directors to $3.50 per share on August 31, 1993. Options expire as to 7,143 shares and 13,072 shares on December 4, 2002, as to 142,857 on July 1, 2002, as to 1,357,000 shares on June 15, 2009, as to 343,125 on December 15, 2010, and as to 375,000 on April 19, 2011. With the exception of the options, 10,500 shares held in a nominee name, 286 shares held in joint tenancy and 714 shares held individually, all of Mr. Morini’s shares are held by Morini Investments Limited Partnership, a Delaware limited liability partnership, of which Angelo Morini is the Limited Partner and Morini Investments LLC is the General Partner. Mr. Morini is the sole member of Morini Investments LLC.

(4)	Dr. Walsh, a current member of the Board of Directors, was granted an option to acquire 2,143 shares of Common Stock on January 31, 1992 for an exercise price of $21.00 per share. This option expires on January 31, 2002. The closing bid price of the Company’s Common Stock as quoted on the NASDAQ System on January 30, 1992 was $17.50 per share. Dr. Walsh was granted an additional option on October 1, 1992 to acquire 96 shares of Common Stock at an exercise price of $20.13 per share. This option expires on October 1, 2002. The closing bid price of the Company’s Common Stock as quoted on the NASDAQ System on September 30, 1992 was $18.38 per share. On October 1, 1993, Dr. Walsh was granted an option to acquire 143 shares of Common Stock at an exercise price of $14.88. The exercise price of all of Dr. Walsh’s then existing options was reduced to $14.00 per share on January 31, 1994. The closing bid price of the Company’s Common Stock as quoted on the NASDAQ System on January 28, 1994 was $32.38 per share. On October 1, 1994, Dr. Walsh was granted an option to acquire 143 shares at an exercise price of $19.25 per share. The closing bid price of the Company’s Common Stock as quoted on the NASDAQ System on September 30, 1994, was $20.13 per share. This option expires on October 1, 2004. On October 1, 1995, Dr. Walsh was granted an option to acquire 143 shares at an exercise price of $4.13 per share. The closing bid price of the Company’s Common Stock as quoted on the NASDAQ System on September 29, 1995, was $4.16 per share. This option expires on October 1, 2005. On October 1, 1996, Dr. Walsh was granted an option to acquire 286 shares at an exercise price of $10.29 per share which expire on October 1, 2006. The closing bid price of the Company’s Common Stock as quoted on the NASDAQ System on September 30, 1996 was $10.50 per share. On October 1, 1997, he was granted an option to acquire 286 shares at an exercise price of $8.31 per share which expire on October 1, 2007. The closing bid price of the Company’s Common Stock as quoted on the NASDAQ system on September 30, 1997 was $8.31 per share. On October 1, 1998, he was granted an option to acquire 286 shares at an exercise price of $3.06 per share which expire on October 1, 2008. The closing bid price of the Company’s Common Stock as quoted on the NASDAQ system on September 30, 1998 was $3.06 per share. On October 1, 1999, he was granted an option to acquire 286 shares at an exercise price of $4.13 per share which expire on October 1, 2009. The closing bid price of the Company’s Common Stock as quoted on the NASDAQ system on September 30, 1999 was $4.13 per share. On October 1, 2000, he was granted an option to acquire 286 shares at an exercise price of $4.44 per share which expire on October 1, 2010. The closing bid price of the Company’s Common Stock as quoted on the American Stock Exchange on September 30, 2000 was $4.44. On October 1, 2001, he was granted an option to acquire 286 shares at an exercise price of $6.00 per share which expire on October 1, 2011. The closing bid price of the Company’s Common Stock as quoted on the American Stock Exchange on September 28, 2001 was $5.90. All of Dr. Walsh’s options are currently exercisable.

(5)	Mr. Luther, a current member of the Company’s Board of Directors, holds warrants to acquire 7,143 shares of Common Stock at a price of $4.48 per share which expire on August 28, 2005. These warrants were granted as compensation for work per the terms of Mr. Luther’s former agreement with the Company to serve as Senior Vice President of Marketing for a term of one year. In addition, Mr. Luther was granted options to acquire 2,143 shares of the Company’s Common Stock on January 31, 1996, for an exercise price of $5.69 per share, which option expires on January 31, 2006. On October 1, 1996, Mr. Luther was granted an option to acquire 190 shares at an exercise price of $10.28 per share which expire on October 1, 2006. The closing bid price of the Company’s Common Stock as quoted on the NASDAQ System on September 30, 1996 was $10.50 per share. On October 1, 1997, he was granted an option to acquire 286 shares at an exercise price of $8.31 per share which expire on October 1, 2007. The closing bid price of the Company’s Common Stock as quoted on the NASDAQ system on September 30, 1997 was $8.31 per share. On October 1, 1998, he was granted an option to acquire 286 shares at an exercise price of $3.06 per share which expire on October 1, 2008. The closing bid price of the Company’s Common Stock as quoted on the NASDAQ system on September 30, 1998 was $3.06 per share. On October 1, 1999, he was granted an option to acquire 286 shares at an exercise price of $4.13 per share which expire on October 1, 2009. The closing bid price of the Company’s Common Stock as quoted on the NASDAQ system on

September 30, 1999 was $4.13 per share. On October 1, 2000, he was granted an option to acquire 286 shares at an exercise price of $4.44 per share which expire on October 1, 2010. The closing bid price of the Company’s Common Stock as quoted on the American Stock Exchange on September 30, 2000 was $4.44. On October 1, 2001, he was granted an option to acquire 286 shares at an exercise price of $6.00 per share which expire on October 1, 2011. The closing bid price of the Company’s Common Stock as quoted on the American Stock Exchange on September 28, 2001 was $5.90. All of Mr. Luther’s options currently are exercisable.

(6)	Mr. Juliano, a current member of the Company’s Board of Directors, is the beneficial owner of 33,571 shares of Common Stock issuable upon the exercise of warrants held by JCII Corporation, of which Catherine Juliano, Mr. Juliano’s wife, is the sole shareholder. The exercise price of the warrants is $4.81 per share and they expire on January 31, 2006. These warrants were granted as compensation for JCII Corporation’s introductions of key accounts to the Company. Mr. Juliano also beneficially owns 6,571 shares of Common Stock, held of record by JCII Corporation. On May 27, 1999, Mr. Juliano was granted options to acquire 2,143 shares at an exercise price of $3.44 per shares which expire on May 27, 2009. The closing bid price of the Company’s Common Stock as quoted on the NASDAQ system on May 26, 1999 was $3.38 per share. Mr. Juliano was granted on October 1, 1999, options to acquire 72 shares at an exercise price of $4.13 per share which expire on October 1, 2009. The closing bid price of the Company’s Common Stock as quoted on the NASDAQ system on September 30, 1999 was $4.13 per share. On October 1, 2000, he was granted an option to acquire 286 shares at an exercise price of $4.44 per share which expire on October 1, 2010. The closing bid price of the Company’s Common Stock as quoted on the American Stock Exchange on September 30, 2000 was $4.44. On October 1, 2001, he was granted an option to acquire 286 shares at an exercise price of $6.00 per share which expire on October 1, 2011. The closing bid price of the Company’s Common Stock as quoted on the American Stock Exchange on September 28, 2001 was $5.90. All of JCII Corporation’s and Mr. Juliano’s warrants and options currently are exercisable.

(7)	Includes options to acquire 97,143 shares of the Company’s Common Stock. All of Mr. C. Morini’s options currently are exercisable at $2.84 to $8.47 per share. Options expire as to 7,143 shares on May 16, 2006, as to 714 on August 31, 2003, as to 14,286 shares on September 24, 2008, and as to 75,000 shares on April 19, 2011. Includes 14,286 of shares oversubscribed under the 1996 Plan. If shareholder approval is not granted to authorize the oversubscribed shares, the underlying options will have to be forfeited.

(8)	Includes options to acquire 96,429 shares of the Company’s Common Stock. All of Mr. Jackson’s options currently are exercisable at $2.84 to $8.47 per share. Options expire as to 7,143 shares on May 16, 2006, as to 14,286 shares on September 24, 2008, and as to 75,000 shares on April 19, 2011. Includes 14,286 of shares oversubscribed under the 1996 Plan. If shareholder approval is not granted to authorize the oversubscribed shares, the underlying options will have to be forfeited.

(9)	Includes options to acquire 100,000 shares of the Company’s Common Stock. All of Mr. New’s options currently are exercisable at $4.98 per share, and they expire on July 16, 2011.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely upon the Company’s review of Forms 4 which were not filed on a timely basis, but furnished to the Company by Angelo Morini, Christopher Morini, and John Jackson each an executive officer of the Company, with respect to the fiscal year ended March 31, 2000, each of such individuals failed to file reports on a timely basis. Angelo Morini’s delinquent report related to two transactions in which he acquired 10,500 shares of Common Stock. Mr. Morini will report on a Form 5 the transaction in which he was granted options to acquire 343,125 shares of Common Stock. The delinquent report of Christopher Morini related to a single transaction in which he acquired 1,900 shares of Common Stock and the delinquent report of John Jackson related to a single transaction in which he acquired 4,000 shares of common stock. Mr. Jackson will report on Form 5 two transactions in which he sold a total of 2,000 shares of Common Stock.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

      The graph set forth below provides comparisons of the yearly percentage change in the cumulative total shareholder return on the Company’s Common Stock with the cumulative total return of Standard & Poor’s SmallCap Stock Index and a Peer Group Index for the five fiscal years ended March 31, 2001.

COMPARATIVE TOTAL RETURNS

GALAXY NUTRITIONAL FOODS, INC., S&P SMALLCAP AND PEER GROUP
(PERFORMANCE RESULTS THROUGH 3/31/01)

(PERFORMANCE GRAPH)

	1997	1998	1999	2000	2001

Galaxy Nutritional Foods	$39.41	$46.99	$26.84	$25.54	$34.22
S&P Small Cap	$107.35	$157.27	$126.13	$163.63	$160.36
Peer Group	$129.71	$139.07	$110.94	$99.25	$103.62

*	Assumes $100 invested at the close of trading on the last day preceding the first day of the fiscal year in Galaxy Nutritional Foods, Inc., S&P Small Cap and the Peer Group.

LEGAL PROCEEDINGS

      To the knowledge of the Company, no executive officer or director of the Company is a party adverse to the Company or has material interest adverse to the Company in any legal proceeding.

OTHER BUSINESS

      The Board of Directors knows of no business which will be presented for consideration at the meeting other than stated above. If any other business should come before the meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

EXPENSES AND SOLICITATION

      The cost of solicitation of proxies will be borne by the Company. In addition to soliciting shareholders by mail of by its regular employees, the Company may request banks and brokers to solicit their customers who have stock of the Company registered in the name of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company, none of whom will receive additional compensation therefor, may also be made of some shareholders in person or by mail, telephone or telegraph, following the original solicitation.

SHAREHOLDER PROPOSALS

      It is anticipated that the Company’s next annual meeting of shareholders will be held in November or December 2002, and proposals of shareholders intended for inclusion in the proxy statement will be furnished to all shareholders entitled to vote at the next annual meeting of the Company, and must be received at the Company’s principal executive offices no later than July 15, 2002. It is suggested that proponents submit their proposals by certified Mail-Return Receipt Requested. Notice of shareholder proposals outside the processes of Rule 14a-8 of the of the Securities Exchange Act of 1934, as amended, (for proposals submitted for inclusion in proxy statement and form of proxy) for the next annual meeting of shareholders must be received at the Company’s principal executive offices no later than September 20, 2002.

      The Company will provide without charge to each person whose proxy is being solicited hereby, upon the written request of such person, a copy of the Company’s annual report on Form 10-K/A, including the financial statements and the financial statement schedules, filed with the Securities and Exchange Commission for the Company’s fiscal year ended March 31, 2001. All such requests should be directed to Investor Relations, at 2441 Viscount Row, Orlando, Florida 32809.

GALAXY NUTRITIONAL FOODS, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS — DECEMBER 13, 2001

This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Angelo S. Morini with full power of substitution, the proxies of the undersigned to vote all shares of Common Stock of Galaxy Nutritional Foods, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of the Company to be held on Thursday, December 13, 2001, at 10:00 a.m., local time, at the Company’s headquarters, located at 2441 Viscount Row, Orlando, Florida, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereof

1.	ELECTION OF DIRECTORS

         ☐     FOR all nominees below                     ☐     WITHHOLD AUTHORITY to vote for all nominees listed below

(Instruction: To withhold authority to vote for any nominee, draw a line through such nominee’s name)

Joseph Juliano, Marshall K. Luther, Angelo S. Morini, Douglas A. Walsh, M.D.

2.	TO AMEND THE COMPANY’S 1991 EMPLOYEE STOCK PURCHASE PLAN AS AMENDED, TO INCREASE THE NUMBER OF SHARES WHICH EMPLOYEES ARE ELIGIBLE TO PURCHASE FROM 358 SHARES TO 500 SHARES PER SIX-MONTH PERIOD. (The Board of Directors recommends a vote FOR)

☐     FOR             ☐      AGAINST             ☐     ABSTAIN

3.	TO AMEND THE COMPANY’S 1996 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK SUBJECT THERETO (The Board of Directors recommends a vote FOR)

☐      FOR             ☐     AGAINST             ☐     ABSTAIN

(Continued and to be signed on reverse side)

4.	TO RATIFY THE RETENTION OF BDO SEIDMAN, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY (The Board of Directors recommends a vote FOR)

☐      FOR             ☐     AGAINST             ☐     ABSTAIN

5.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF. (The Board of Directors knows of no business which will be presented for consideration at the meeting other than stated above. If any other business should come before the meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.)

☐      FOR             ☐     AGAINST             ☐     ABSTAIN

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposal 1, FOR proposal 2, FOR proposal 3, FOR proposal 4, and FOR proposal 5. If signing as an attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.
Date:	Signature
Signature

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE